EXHIBIT NO.

                                      23.1

                      Consent of BEARD NERTNEY KINGERY CROUSE & HOHL P.A.

























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     {Letterhead of BEARD NERTNEY KINGERY CROUSE & HOHL P.A.}


 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form SB-2 No._________) with respect to our report dated January 20, 1999, with respect to the financial statements of 4 Brandon - I, Inc. for the period ended December 31, 1998 filed with the Securities and Exchange Commission.


                    /s/ BEARD NERTNEY KINGERY CROUSE & HOHL P.A.